UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2022

_______________________________

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-36401	39-1975614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1475 West 9000 South, Suite A

West Jordan, Utah 84088

(Address of Principal Executive Offices) (Zip Code)

(801) 566-6681

(Registrant's telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Christopher Eastland as Director

On August 19, 2022, Christopher Eastland notified the Board of Directors of Sportsman’s Warehouse Holdings, Inc. (the “Company”) of his intention to resign from the Board of Directors, effective immediately. Prior to his resignation, Mr. Eastland served as a Class I member of the Board of Directors and as a member of the Compensation Committee of the Board of Directors. Mr. Eastland’s resignation was not the result of any disagreement with the Company or the Company’s management regarding operations, policies or practices.

Appointment of Nancy A. Walsh as a Director

On August 19, 2022, the Board of Directors appointed Nancy A. Walsh to serve on the Board of Directors as an independent Class III director, effective immediately, to fill the vacancy created by Mr. Eastland’s resignation, and to serve until the Company’s 2023 annual meeting of stockholders and until her successor is duly elected and qualified. The Board of Directors also appointed Ms. Walsh to serve on the Audit Committee and the Compensation Committee of the Board of Directors.

Ms. Walsh, 61, has served as the Executive Vice President and Chief Financial Officer of LL Flooring Holdings, Inc. (NYSE: LL), a specialty retailer of hard-surface floorings, since September 2019. Prior to joining LL Flooring, Ms. Walsh served from January 2018 until April 2019 as Executive Vice President and Chief Financial Officer of Pier 1 Imports, Inc., a home furnishing and decor retailer, and, from November 2015 until December 2017, as Executive Vice President and Chief Financial Officer of The Bon-Ton Stores, Inc., a department store chain. Pier 1 Imports, Inc. filed for Chapter 11 bankruptcy protection in February 2020 and The Bon-Ton Stores, Inc. filed for Chapter 11 bankruptcy protection in February 2018. From March 1999 to December 2013, Ms. Walsh served in various financial positions, including as Senior Vice President of Finance, with Tapestry, Inc. (NYSE: TPR), formerly known as Coach, Inc., a fashion handbag, leather goods and apparel retailer. Ms. Walsh also served in financial roles with Timberland, Inc., a footwear and apparel retailer. Ms. Walsh received a bachelor’s degree in Zoology from the University of New Hampshire and holds an MBA from Northeastern University.

In connection with her service as a director, Ms. Walsh will receive the Company’s standard non-employee director cash and equity compensation, which is described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2022. In addition, Ms. Walsh will receive an annual grant of restricted stock units for fiscal 2022 with a fair market value equal to $75,000, which will be pro-rated for fiscal 2022.

Ms. Walsh also entered into an indemnification agreement with the Company in the form previously approved by the Board of Directors and filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K on April 8, 2019.

There is no arrangement or understanding between Ms. Walsh and any other person pursuant to which Ms. Walsh was appointed as a member of the Board of Directors, and Ms. Walsh has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On August 22, 2022, the Company issued a press release announcing the resignation of Mr. Eastland and the appointment of Ms. Walsh to the Board of Directors.

A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.         Press release dated August 22, 2022

Exhibit 104.          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

Date: August 22, 2022	By:	/s/ Jeff White
Jeff White
Secretary and Chief Financial Officer